INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Optek Technology, Inc.



We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings
"Selected Consolidated Financial Data" and "Experts" in the prospectus.






                              KPMG Peat Marwick LLP





Dallas, Texas
May 13, 1997